EXHIBIT 1(b)


                     PRUDENTIAL-BACHE MONEYMART ASSETS INC.

                              ARTICLES OF AMENDMENT
                   CHANGING NAMES OF CORPORATION AND OF CLASS
                        PURSUANT TO MGCL SECTION 2-605(B)

     PRUDENTIAL-BACHE MONEYMART ASSETS INC., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Prudential MoneyMart Assets, Inc." and to provide that the designation of all of the authorized shares of Common Stock is hereby amended to provide that such shares shall be "Class A" shares of Common Stock.

     SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: The foregoing amendment to the Charter of the Corporation shall become effective at 8:59 a.m. on March 1, 1996.

     IN WITNESS WHEREOF, PRUDENTIAL-BACHE MONEYMART ASSETS INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 23, 1996.



                                         PRUDENTIAL-BACHE MONEYMART
                                           ASSETS INC.



                                                  /s/ RICHARD A. REDEKER
                                         By: ___________________________________
                                             Richard A. Redeker
                                             President


Attest:


     /s/ S. JANE ROSE
________________________________
S. Jane Rose
Secretary



     The undersigned, President of PRUDENTIAL-BACHE MONEYMART ASSETS INC., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                   /s/ RICHARD A. REDEKER
                                         By: ___________________________________
                                             Richard A. Redeker
                                             President


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